Artisan Partners Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended
March 31, 2016

Sub-Item 77Q1:	Exhibits

Exhibit
Number            Description
(a)             Amendment of Amended and Restated
		Articles of Incorporation dated
		as of February 9, 2016

		Previously filed.  Incorporated by
		reference to exhibit (a)(6) filed with
		post-effective amendment no. 94 to the
		registration statement of Artisan
		Partners Funds, Inc., Securities Act
		file number 33-88316, filed on
		February 12, 2016.

(d) Amended and Restated Multiple Class Plan pursuant to Rule 18f-3

		Previously filed.  Incorporated by
		reference to exhibit (n) filed with
		post-effective amendment no. 94 to the
		registration statement of Artisan
		Partners Funds, Inc., Securities Act file number 33-88316, filed on February 12, 2016.